UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2006

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

 (Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

 (Address of principal executive offices) (Zip Code)

(562) 733-5100

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On November 6, 2006, Health Care Property Investors, Inc. (the “Company”) entered into an underwriting agreement with Goldman, Sachs & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and UBS Securities LLC, as the representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 29,150,000 shares of the Company common stock, par value $1.00 per share, in an underwritten public offering.  The Company granted the Underwriters a 30-day option to purchase up to an additional 4,372,500 shares of common stock to cover over-allotments, which was exercised in full by the Underwriters on November 7, 2006.  The net proceeds from the offering, after payment of underwriting discounts, commissions and other expenses of the offering, will be used to repay a portion of  the amounts outstanding under the Company’s credit facilities, which were used to fund a portion of the consideration for the Company’s October 5, 2006 acquisition of CNL Retirement Properties, Inc., and for general corporate purposes.

Item 9.01.              Financial Statements and Exhibits

(d)                         Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement between the Underwriters and the Company dated November 6, 2006.
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
99.1	Press Release Announcing the Offering dated November 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: November 9, 2006	By:	/s/ Edward J. Henning
		Name:	Edward J. Henning
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement between the Underwriters and the Company dated November 6, 2006.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

99.1	Press Release Announcing the Offering dated November 6, 2006.